SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                          (AMENDMENT NO._____________)


Filed by the Registrant    [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          FIRST EAGLE SOGEN FUNDS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(I)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transactions applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:_______________________________________________
     (2)  Form, Schedule or Registration Statement No.:_________________________
     (3)  Filing Party:_________________________________________________________
     (4)  Date Filed:___________________________________________________________

Preliminary Copy

IMPORTANT NEWS

SOGEN MONEY FUND

[April 10, 2001]

While we encourage you to read the full text of the enclosed proxy statement, here is a brief overview of some matters affecting First Eagle SoGen Money Fund (the "Fund" or "Money Fund") that require a shareholder vote. The Fund is a series of First Eagle SoGen Funds, Inc. (the "Company").

Q & A QUESTIONS AND ANSWERS

Q. WHY AM I RECEIVING THIS PRELIMINARY PROXY STATEMENT?

A. The purpose of this Proxy Statement is to seek shareholder approval of an amendment to the Company's Articles of Incorporation authorizing compulsory redemption of shares of the Company's common stock designated as First Eagle SoGen Money Fund Common Stock ("Money Fund Common Stock"), thereby enabling the termination of the Fund.

Q.  WHY IS THE AMENDMENT BEING PROPOSED?

A. The Board of Directors of the Company (the "Board") has recommended a termination of the Fund. Since taking over management of the Fund in December 1999, Arnhold and S. Bleichroeder Advisers, Inc. ("ASBA") has attempted to manage the Fund consistently with its low risk, capital preservation-focused style which has worked so well for many years for our other Funds. While we believe that the Money Fund has performed competitively with its peers, we have sadly not been able to attract enough assets for it to maintain this competitiveness without a continuing and substantial economic commitment on the part of ASBA by way of a voluntarily extended expense cap. We do not anticipate being able to attract a sufficient amount of future investments in the Money Fund to change this situation. In addition, the expense cap is becoming increasingly burdensome to ASBA and it is likely that at some point in the near future, ASBA will have to discontinue extending this expense cap, which would have a material adverse effect on the performance of the Money Fund. For these reasons, the Board has decided that it is no longer economically feasible to continue the operations of the Money Fund. The Board considered alternatives to terminating the Fund, including the merger of the Fund with another investment company ("mutual fund") having similar investment objectives and policies, but the small size of the Fund made all such alternatives impractical. The Board therefore recommends a total redemption of shares of Money Fund Common Stock and the termination of the Money Fund.

Q. HOW WILL APPROVAL OF THIS PROPOSAL AFFECT MY ACCOUNT?

A. If the proposal to amend the Company's Articles of Incorporation is approved, the Company will have the power to compulsorily redeem shares of Money Fund Common Stock. In exercise of this power, the Company intends to redeem all Money Fund Common Stock as promptly as practicable at the net asset value of such shares. Shareholders should carefully read and consider the discussion of the proposal in the Proxy Statement.

Q. WILL APPROVAL OF THE PROPOSED AMENDMENT AND/OR TERMINATION OF THE MONEY FUND AFFECT THE OPERATION OF THE OTHER FIRST EAGLE SOGEN FUNDS?

A. No. Neither the proposed amendment to the Company's Articles of Incorporation nor the termination of the Money Fund is intended to have any effect on the operations of our other Funds, First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund or First Eagle SoGen Gold Fund, which will continue as normal.

Q. IF THE SHARES OF MONEY FUND COMMON STOCK ARE TOTALLY REDEEMED, WHAT WILL BE THE FEDERAL INCOME TAX CONSEQUENCES FOR ME?

A. This should not result in your receipt of taxable capital gain other than that potentially received in connection with any other redemption of shares of Money Fund Common Stock. You are, however, strongly urged to consult your own tax advisor regarding your particular tax consequences.

Q. HOW CAN I VOTE?

A. You can vote by completing and signing the enclosed proxy card(s) and mailing it in the enclosed postage-paid envelope or mail your proxy card(s) to:

                  FIRST EAGLE SOGEN FUNDS, INC.
                  1345 Avenue of the Americas
                  New York, New York 10105

   Shareholders can also vote in person at the meeting.

Q. WILL MY VOTE MAKE A DIFFERENCE?

A. Yes. Your vote is needed to ensure that the proposal can be acted upon. Your immediate response will help save on the costs of any further solicitations for a shareholder vote. We encourage you to participate in the governance of your Company.

Q. HOW DOES THE BOARD RECOMMEND THAT I VOTE?

A. After careful consideration, the Board unanimously recommends that you vote "FOR" the proposed amendment.

Q.  HOW DO I CONTACT YOU?

A. If you have any questions, call First Eagle SoGen Funds, Inc. toll free at
(800) 334-2143.

                                  PLEASE VOTE.
            YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN.

                          FIRST EAGLE SOGEN FUNDS, INC.
                           1345 Avenue of the Americas
                            New York, New York 10105
                                 (800) 334-2143

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD April [30], 2001

         NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Shareholders' Meeting") of First Eagle SoGen Funds, Inc. (the "Company") will be held at the offices of the Company, 1345 Avenue of the Americas, New York, New York, 10105, on April [30], 2001 at ______ p.m. Eastern time to consider and act upon the proposal put forth by the Board of Directors to amend the Articles of Incorporation of the Company in order to provide for compulsory redemption of shares of its Common Stock designated and classified as First Eagle SoGen Money Fund ("Fund" or "Money Fund") Common Stock.

Shareholders of record at the close of business on April [10], 2001 are entitled to notice of, and to vote at, the Special Shareholders' Meeting and at any adjournments or postponements thereof. You are cordially invited to attend.

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY(S) IN THE ENCLOSED SELF-ADDRESSED, PREPAID ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING YOUR PROXY(S) PROMPTLY.

                                           By Order of the Board of Directors,


                                           ----------------------------
                                           Robert Bruno
                                           Secretary
                                           New York, New York
                                           April [10], 2001

                          FIRST EAGLE SOGEN FUNDS, INC.
                           1345 Avenue of the Americas
                            New York, New York 10105

If the accompanying form(s) of proxy is executed properly and returned, shares represented by it will be voted at the meeting in accordance with the instructions thereon. However, if no instructions are specified, shares will be voted FOR the proposed amendment to the Articles of Incorporation of the Company and according to the best judgment of the proxy holders on all other matters. A proxy may be revoked at any time prior to the time it is voted by written notice to the Secretary of the Fund at the address shown above, by submission of a subsequent proxy or by attendance at the meeting and voting in person.

At the close of business on the record date, April [10], 2001, there were [are expected to be approximately] _______________ shares of the Fund outstanding, each of which shares will be entitled to one vote at the meeting.

The cost of this solicitation will be borne by the Fund. The solicitation will be largely by mail but may include, without additional cost to the Fund or the Company, telephonic or oral communications by regular employees of Arnhold and
S. Bleichroeder Advisers, Inc. ("ASBA"), the Fund's Adviser, and by DST Systems, Inc., the Fund's Transfer Agent.

THE PROPOSED AMENDMENT AND SUBSEQUENT TERMINATION OF THE FUND

At a meeting held on March 12, 2001, the Board of Directors (the "Directors") of the Company unanimously determined that it is in the best interest of the Company and the Fund's shareholders to terminate the Fund as promptly as practicable. At that meeting, the Directors unanimously voted in favor of the proposed amendment to the Articles of Incorporation of the Company attached to this Proxy Statement as EXHIBIT A (the "Amendment"), subject to shareholder consent. The Directors also unanimously determined to discontinue any further sales of the Fund's shares as of March 15, 2001. As described below, the Directors' decision is based primarily on the small size of the Fund and the effects of that size on the expenses of operating the Fund relative to its income. As described in more detail below, the Amendment generally provides that the Company shall have the authority to compulsorily redeem shares of the Company's Common Stock designated as First Eagle SoGen Money Fund Common Stock ("Money Fund Common Stock"). If the Amendment is approved at the meeting, as promptly as practicable thereafter the Directors intend to compulsorily redeem all such shares, cancel any unissued shares of the Money Fund, terminate any contractual relationships relating the Money Fund and thereby terminate the Fund.

In order to be approved by shareholders, the Amendment must be approved by the holders of a majority of the outstanding shares of the Fund, defined in the Investment Company Act of 1940, as amended (the "1940 Act"), as the lesser of
(i) 67% of such shares present at the meeting if holders of more than 50% of the outstanding shares are present in person or by proxy, or (ii) more than 50% of the outstanding shares. If the Amendment is not approved by shareholders, the Directors will consider what action, if any, should be taken in the interests of the Fund's shareholders, including calling another special shareholders' meeting to reconsider the suspension of sales of Fund shares or other possible alternatives.

Neither the proposed Amendment nor the contemplated termination of the Money Fund is intended to have any effect on the operations of the other First Eagle SoGen Funds, First Eagle SoGen Global Fund, First Eagle SoGen Overseas Fund or First Eagle SoGen Gold Fund, which will continue as normal.

THE DIRECTORS UNANIMOUSLY RECOMMEND THAT YOU VOTE FOR THE AMENDMENT.

RIGHT OF REDEMPTION PENDING TERMINATION

The adoption of the Amendment by the Directors or shareholders will not affect a shareholder's right to redeem shares voluntarily. The Fund will continue to honor all redemption requests in accordance with its current Prospectus. Accordingly, shareholders are not required to wait for the Amendment to be approved or for the Directors to seek compulsory redemption to redeem their shares.

However, the Fund is no longer accepting any additional investments in the Fund from new or existing shareholders. Shares will continue to be issued for the reinvestment of dividends and capital gains distributions on outstanding shares.

BACKGROUND AND REASONS FOR THE TERMINATION

Since taking over management of the Fund in December 1999, ASBA has attempted to manage the Money Fund consistently with the low risk, capital preservation-focused style that it has applied with respect to other Funds under its management. While the Directors believe that the Money Fund has performed competitively with its peers, the Fund has not been able to attract enough assets for it to maintain this competitiveness without a continuing and substantial economic commitment on the part of ASBA by way of a voluntarily extended expense cap. The Directors do not anticipate that the Company will be able to attract a sufficient amount of future investments in the Money Fund to change this situation. In addition, the expense cap is becoming increasingly burdensome to ASBA and it is likely that at some point in the near future, ASBA will have to discontinue extending this expense cap, which would have a material adverse effect on the performance of the Money Fund. For these reasons, the Directors have decided that it is no longer economically feasible to continue the operations of the Money Fund. The Directors considered alternatives to terminating the Fund, including the merger of the Fund with another investment company having similar investment objectives and policies, but the small size of the Fund made all such alternatives impractical. The Directors therefore recommend a total redemption of shares of Money Fund Common Stock followed by the termination of the Fund.

AMENDMENT AND TERMINATION

The following is a summary description of the Amendment and does not purport to be complete. A copy of the complete Amendment, as adopted by the Directors at a meeting held on March 12, 2000, is attached to this Proxy Statement as EXHIBIT A.

The Amendment provides that the Company shall have the authority, upon notice to the holders of such shares, to compulsorily redeem shares of Money Fund Common Stock. The notice shall be in writing personally delivered or deposited in the mail, at least 10 days (or such other number of days as any appropriate officer of the Company shall determine) prior to such redemption.

If the Amendment is approved at the meeting, the Directors intend to compulsorily redeem all shares of Money Fund Common Stock as promptly as practicable thereafter. Following the compulsory redemption of all such shares held by a particular shareholder, that shareholder will have no interest in the Fund whatsoever.

The Directors also intend to cancel any unissued shares of Money Fund Common Stock, terminate any outstanding contractual relationships relating to the Money Fund and thereby terminate the Money Fund as promptly as practicable following the complete redemption of its shares. The exact date(s) of the compulsory redemption(s) and subsequent termination of the Fund will depend on the time required to liquidate the Fund's assets and on certain administrative and notice requirements. In connection with the termination of the Fund, the Fund will make all filings with, and obtain all approvals of, governmental authorities as may be required by, without limitation, the U.S. Securities and Exchange Commission and the State of Maryland or any agency thereof. As promptly as practicable after the final redemption of shares, the Directors will close the books of the Fund and prepare and file all required income tax returns and other documents.

The Directors may discontinue the proposed redemption(s) and termination of the Fund at any time, before or after shareholder approval, if they determine that such action would be advisable and in the best interest of the Fund and the Fund's shareholders.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

THE COMPULSORY REDEMPTION OF SHARES SHOULD NOT RESULT IN THE RECEIPT OF TAXABLE GAIN BY SHAREHOLDERS OTHER THAN THAT POTENTIALLY RECEIVED IN CONNECTION WITH ANY OTHER REDEMPTION OF SHARES OF MONEY FUND COMMON STOCK. BECAUSE THE INCOME TAX CONSEQUENCES FOR A PARTICULAR SHAREHOLDER MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES, EACH SHAREHOLDER IS STRONGLY URGED TO CONSULT THE SHAREHOLDER'S OWN TAX ADVISER CONCERNING THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF THE PROPOSED REDEMPTIONS.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information as of April [10], 2001, the record date for the meeting, with respect to those persons know to the Company to be the owners of more than 5% of the outstanding shares of Money Fund Common Stock.

--------------------------------------------------------------------------------
NAME AND ADDRESS                  NUMBER OF SHARES             PERCENT OF SHARES
--------------------------------------------------------------------------------
Jean Marie Eveillard              [______________]                  [25.16%]
& Elizabeth M. Eveillard
3 East 84th St.
New York, New York, 10028
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Bear Stearns Securities Corp.     [______________]                  [22.83%]
1 Metrotech Center North
Brooklyn, New York 11201
--------------------------------------------------------------------------------
Foundation for Heart Failure      [______________]                  [5.69%]
Research, Inc.
385 Scarborough Rd.
Briarcliff, New York 10510
--------------------------------------------------------------------------------


Also as of April [10], 2001, Directors and officers of the Company as a group owned [approximately __%] of the outstanding shares of Money Fund Common Stock.

[NUMBERS TO BE UPDATED - NUMBERS LISTED ARE AS OF JANUARY 2001]

INFORMATION ABOUT THE COMPANY

The Company was organized as a Maryland corporation on May 28, 1993. The Company is an open-end, management investment company (commonly known as a "mutual fund"), registered under the 1940 Act. The Fund is a separate series of the Company. The Company, the Fund and its business are described in its Prospectus and Statement of Additional Information, and in its most recent annual and semi-annual reports. A copy of the Fund's Annual Report for the fiscal year ended December 31, 2000 was mailed to shareholders on or about February 28, 2001.

COPIES OF THE FUND'S MOST RECENT ANNUAL REPORT ARE AVAILABLE, WITHOUT CHARGE, BY CONTACTING THE COMPANY AT 1345 AVENUE OF THE AMERICAS, NEW YORK, NEW YORK 10105, OR BY CALLING (800) 334-2143.

At the close of business on April [9], 2001, the date preceding the public announcement of the proposed compulsory redemptions and subsequent termination of the Fund, the Fund's net assets were $_________________, and its net asset value per share was $_________________.

The Company and Fund are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated by any governmental authorities.

MANAGEMENT

The Fund's investment adviser is Arnhold & S. Bleichroeder Advisers, Inc., 1345 Avenue of the Americas, New York, New York 10105. The Fund's transfer agent is DST Systems, Inc., 330 West 9th Street, Kansas City, Missouri, 64105; its custodian and foreign custody manager is The Bank of New York, 48 Wall Street, New York, New York, 10005; its fiduciary custodian is State Street Bank & Trust Co., 801 Pennsylvania, Kansas City, Missouri 64105; and its distributor is Arnhold & S. Bleichroeder, Inc., 1345 Avenue of the Americas, New York, New York 10105.

OTHER MATTERS

No business other than as set forth herein is expected to come before the meeting, but should any other matter requiring a vote of shareholders properly arise, including any question as to an adjournment of the meeting, the persons named in the enclosed form of proxy will vote thereon according to their best judgment in the interest of the Fund.

SHAREHOLDER PROPOSALS

The Company does not hold annual or regular meetings of shareholders. A shareholder proposal intended to be presented at any subsequent meeting of the shareholders of the Company must be received by the Company a reasonable time before the Directors makes the solicitation relating to such meeting in order to be included in the Company's proxy statement and forms of proxy relating to that meeting.

EXHIBIT A

PROPOSED AMENDMENT

The proposed Amendment to the Articles of Incorporation of First Eagle SoGen Funds, Inc. would amend the articles as follows:

              (1) by inserting the following new paragraph
              (1)(a)(i) of Article FIFTH at the end of paragraph (1) of Article FIFTH before the beginning of paragraph (1)(a) of Article
              FIFTH,

              "(a)(i) The Corporation may redeem shares of its Common Stock designated and classified as First Eagle SoGen Money Fund Common Stock from any stockholder, upon notice given to the holder of such shares, at the net asset value of such shares of Common Stock next determined following such notice. The notice shall be in writing personally delivered or deposited in the mail, at least 10 days (or such other number of days as any appropriate officer shall determine) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at the post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid." and

              (2) by renumbering paragraph (1)(a) of Article
              FIFTH as (1)(a)(ii).

                    FIRST EAGLE SOGEN MONEY FUND, a series of

                          FIRST EAGLE SOGEN FUNDS, INC.



                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

                         SPECIAL MEETING OF SHAREHOLDERS

                                April [30], 2001

The undersigned hereby appoints Jean Marie Eveillard and Robert Bruno, and each of them, the proxies of the undersigned, with full power of substitution, to vote all shares of the Common Stock of First Eagle SoGen Money Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Company to be held at the offices of the Company, 1345 Avenue of the Americas, New York, New York 10105, at ____ p.m. Eastern Time on the [30th] day of April, 2001, including any adjournments thereof, upon such business as may legally be brought before the Meeting.

PLEASE SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE U.S.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. IT WILL BE VOTED AS SPECIFIED BELOW.

         The Directors of the Company recommend that you vote FOR the proposal set forth below.

         1. To approve following amendment to the Articles of Incorporation of First Eagle SoGen Funds:

                   (1) by inserting the following new
                   paragraph (1)(a)(i) of Article FIFTH at
                   the end of paragraph (1) of Article FIFTH before the beginning of paragraph (1)(a) of Article FIFTH,

                   "(a)(i) The Corporation may redeem shares of its Common Stock designated and classified as First Eagle SoGen Money Fund Common Stock from any stockholder, upon notice given to the holder of such shares, at the net asset value of such shares of Common Stock next determined following such



                 [CONTINUED AND TO BE SIGNED ON THE OTHER SIDE]

                           [CONTINUED FROM OTHER SIDE]


                   notice. The notice shall be in writing
                   personally delivered or deposited in the mail, at least 10 days (or such other number of days as any appropriate officer shall determine) prior to such redemption. If mailed, the notice shall be addressed to the stockholder at the post office address as shown on the books of the Corporation, and sent by first class mail, postage prepaid." and


                   (2) by renumbering paragraph (1)(a) of
                   Article FIFTH as (1)(a)(ii).


              FOR [ ]        AGAINST [ ]       ABSTAIN [ ]

         2. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

              FOR [ ]        AGAINST [ ]       ABSTAIN [ ]

WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON AND, IN THE ABSENCE OF SPECIFICATION, WILL BE VOTED FOR THE PROPOSED AMENDMENT.

Please sign exactly as name appears below. When shares are held by two or more persons, all of them should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by a duly authorized officer. If a partnership, please sign in partnership name by authorized person. Receipt of Notice of Special Meeting of Shareholders and Proxy Statement is hereby acknowledged.



-------------------------------------        -----------------------------------
Signature (Shareholder)                         Signature (Joint Owner, if any)

Dated:________________________, 2001

IT IS VERY IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. WHETHER OR NOT YOU EXPECT TO BE PRESENT, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED SELF-ADDRESSED, POSTAGE PAID ENVELOPE. IN ORDER TO AVOID THE ADDITIONAL EXPENSE OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN MAILING THIS PROXY PROMPTLY.